                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Initial Acquisition Corp.
New York, New York


        We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Post Effective Amendment No. 1 on Form S-8 to Form S-4 of our report dated January 10, 1997, relating to the financial statements of Initial Acquisition Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                        /s/ BDO SEIDMAN, LLP
                                        BDO Seidman, LLP


New York, New York
February 6, 1998